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EX-99-906CERT
                                                                EXHIBIT 11(a)(3)

Certification pursuant to Section 906 of the Sarbanes-Oxley Act of 2002


Dail St. Claire, Chief Executive Officer and Christopher J. Williams, Chief Financial Officer of the Williams Capital Management Trust (the "Trust"), certify that:

1. This Form N-CSR filing for the Trust (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust.


By:      /s/ Dail St. Claire
         ---------------------------------
         Dail St. Claire
         Chief Executive Officer of the Williams Capital Management Trust


Date:    July 2, 2004


By:      /s/ Christopher J. Williams
         ---------------------------------
         Christopher J. Williams
         Chief Financial Officer of the Williams Capital Management Trust

Date:    July 2, 2004